Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 26, 2023, with respect to the consolidated financial statements of UP Fintech Holding Limited and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG Huazhen LLP

KPMG Huazhen LLP

Beijing, China

December 22, 2023